UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 1, 2008
Symantec Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-17781 (Commission File Number)	77-0181864 (IRS Employer Identification No.)

20330 Stevens Creek Blvd., Cupertino, CA (Address of Principal Executive Offices)	95014 (Zip Code)
Registrant’s Telephone Number, Including Area Code (408) 517-8000

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events
Scott C. Taylor was appointed as the Executive Vice President, General Counsel and Secretary of Symantec Corporation (the “Company”), effective August 1, 2008. Prior to his appointment, Mr. Taylor served as the Company’s Vice President, Legal.
On July 31, 2008, the Company announced that Arthur F. Courville, the Company’s prior Executive Vice President, General Counsel and Secretary, would retire from the Company. Mr. Courville plans to remain with the Company for a period sufficient to enable an orderly transition and completion of certain projects. Mr. Courville’s retirement was a personal decision and was not the result of any disagreement with the Company on any matters relating to the Company’s operations, policies or practices.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symantec Corporation
Date: August 1, 2008	By:	/s/ Scott C. Taylor
Scott C. Taylor
Executive Vice President, General Counsel and Secretary